UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


      Date of report (Date of earliest event reported) - November 15, 2005

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)

           Delaware                  0-24414                75-1638027
  State or other jurisdiction      (Commission            (IRS Employer
       of incorporation            File Number)          Identification No.)

                      4441 Sigma Road, Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code        (972)-233-2903


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 140.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On  November  15,  2005  the  Compensation   Committee  (the  "Compensation
Committee") of the Board of Directors of RF Monolithics, Inc. ("RF Monolithics" or the "Company") took the following actions:

     Approval of RF Monolithics Executive Sales Incentive Plan of 2005
     -----------------------------------------------------------------

     The Compensation Committee approved the RF Monolithics Executive Sales Incentive Plan of 2005 (the "ESIP"), which is effective immediately. The ESIP is filed with this report as Exhibit 10.26. Below is a summary of the ESIP, which is qualified in its entirety by reference to the full text of the ESIP.

     The ESIP provides a more comprehensive statement of the executive sales incentive plan heretofore utilized on an annual basis to attract, motivate and retain executive sales personnel. The Compensation Committee will approve performance based standards annually, which may include a variety of measures of performance.

     Executive Sales-level employees of RF Monolithics or a subsidiary, as recommended by the Chief Executive Officer and approved by the Compensation Committee, are eligible to participate in the ESIP.

     A participant's target award is established at the commencement of a performance period. The award earned will be based on the achievement of stated performance goals. Performance measures for each cycle will be determined by the Compensation Committee based on quarterly and cumulative sales targets during each one-year performance cycle of the Company. Sales targets are defined by the Chief Executive Officer. Performance measures may include without limitation success in increasing of sales in total and in particular product lines. The Committee also may include performance of a specific function for which the participant has responsibility and may delegate to the Chief Executive Officer the determination of a participant's effectiveness with respect to such function.

     The Compensation Committee may reduce the amount of the payment to be made pursuant to the ESIP to any participant who is or may be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code at any time prior to payment as a result of the participant's performance during the performance cycle. The Chief Executive Officer may adjust the amount of the payment to be made pursuant to the ESIP to any other participant at any time prior to payment as a result of the participant's performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant's maximum award under the ESIP (which is fixed annually) and any such adjustment to a payment to an officer of the Company will be subject to the approval of the Committee.

    Approval of Amendment to the Employee Stock Purchase Plan
    ---------------------------------------------------------

     The Compensation Committee approved revisions to the terms of offerings of the Company's common stock to its employees pursuant to the RF Monolithics Employee Stock Purchase Plan (ESPP) which are effective January 1, 2006. (The ESPP currently in effect is filed as Exhibit 10.25 to the Company's annual report on Form 10-K filed with the Commission on November, 17, 2005, and it is available to all employees, including executive officers.) Commencing January 1, 2006, offerings will be made under the ESPP on a quarterly rather than two-year basis, and the purchase price for each share of Company common stock will be not less than 85% of the fair market value of such stock at the conclusion of the offering period. Before such revision, the price was set at 85% of the lower of the price at the beginning or at the end of each two-year offering period, subject to limitations. The amendment to the Employee Stock Purchase Plan was designed to reduce the expense the Company will incur under FASB 123(R) while maintaining an incentive for the Company's employees to make a financial investment in the Company.

Item 9.01  Financial Statements and Exhibits

                 (c)   Exhibits.

                        Exhibit        Description
                        -------        -----------
                        10.26          RF Monolithics Executive Sales Incentive
                                       Plan of 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           RF MONOLITHICS, INC.




                                           By:    /s/ Harley E Barnes, III
                                               ---------------------------------
                                                  Harley E Barnes, III
                                                  Chief Financial Officer


Date: November 21, 2005

                                  EXHIBIT INDEX


Exhibit                Description
-------                -----------
10.26                  RF Monolithics Executive Sales Incentive Plan of 2005.